Exhibit 4.3
EXHIBIT N
FIRST LIEN INTERCREDITOR AGREEMENT
          This FIRST LIEN INTERCREDITOR AGREEMENT, dated as of July 1, 2009, and entered into by and among RSC HOLDINGS III, LLC (the “Parent Borrower”), a Delaware limited liability company, RSC EQUIPMENT RENTAL, INC., an Arizona corporation (“RSC”), each other Grantor (as defined below) from time to time party hereto, DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), in its capacity as U.S. collateral agent under the Senior Loan Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Senior Collateral Agent”) and DEUTSCHE BANK AG, NEW YORK BRANCH, in its capacity as collateral agent under the First Lien Last Out Note Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “First Lien Last Out Collateral Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.
RECITALS
          WHEREAS, RSC Holdings II, LLC (“Holdings”), the Parent Borrower, RSC and RSC Equipment Rental of Canada Ltd. (“RSC Canada”), each other entity that becomes a borrower thereunder pursuant to subsection 7.9 thereof (together with the Parent Borrower, RSC and RSC Canada, collectively, the “Borrowers” and each, a “Borrower”), the several banks and other financial institutions from time to time party thereto, DBNY, as U.S. administrative agent (in such capacity, the “U.S. Administrative Agent”) and U.S. collateral agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent”) and Canadian collateral agent, Citicorp North America, Inc., as Syndication Agent and Bank of America, N.A., LaSalle Credit Business Credit, LLC and Wachovia Capital Finance Corporation (Western), as Co-Documentation Agents have entered into that certain Credit Agreement, dated as of November 27, 2006 (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “Senior Credit Agreement”) providing for the making of term and revolving loans to the Borrowers, and the issuance of, and participation in, letters of credit for the account of the Borrowers, as provided therein;
          WHEREAS, pursuant to that certain Indenture, dated as of the date hereof (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “Initial First Lien Last Out Note Indenture”), between the Parent Borrower, RSC, the guarantors from time to time party thereto, Wells Fargo Bank, National Association, as indenture trustee (in such capacity, and together with any successors and assigns in such capacity, the “Initial First Lien Last Out Notes Trustee” and, together with the indenture trustee under any Additional First Lien Last Out Note Indenture (as defined below), the “First Lien Last Out Notes Trustee”) and the First Lien Last Out Collateral Agent, the Parent Borrower and RSC intend to issue senior secured notes (the “Initial First Lien Last Out Notes”);
          WHEREAS, the obligations of Holdings, the Borrowers, and the other Grantors under the Senior Loan Documents, and all Hedging Agreements with one or more Hedging Creditors, are secured by substantially all the assets of Holdings, the Borrowers and the other Grantors, respectively, pursuant to the terms of the Senior Security Documents;

          WHEREAS, the obligations of the Parent Borrower, RSC, and the other Grantors under the First Lien Last Out Note Documents will be secured by substantially all the assets of the Parent Borrower, RSC and the other Grantors, respectively, pursuant to the terms of the First Lien Last Out Security Documents;
          WHEREAS, in order to induce the Senior Collateral Agents and the Senior Creditors to consent to the Grantors incurring the First Lien Last Out Obligations, the First Lien Last Out Collateral Agent on behalf of the First Lien Last Out Creditors (and each First Lien Last Out Creditor by its acceptance of the benefits of the First Lien Last Out Security Documents) has agreed to the subordination, intercreditor and other provisions set forth in this Agreement;
          WHEREAS, Holdings, the Parent Borrower, RSC and the other Grantors may, from time to time, incur additional secured debt which the First Lien Last Out Noteholders and the Senior Collateral Agents may agree may share a first-priority security interest in the Collateral in accordance with the Senior Loan Documents and the First Lien Last Out Note Documents in existence at the time of such incurrence;
          WHEREAS, the First Lien Last Out Noteholders have authorized and directed the First Lien Last Out Collateral Agent pursuant to the terms of the Initial First Lien Last Out Note Indenture to execute and deliver this Agreement on behalf of such First Lien Last Out Noteholders and other First Lien Last Out Creditors; and
          WHEREAS, pursuant to Section 8.20 of this Agreement, the Parent Borrower, RSC and the other Grantors may, from time to time, enter into one or more additional indentures for the purposes of issuing additional senior secured notes (the “Additional First Lien Last Out Notes” and, together with the Initial First Lien Last Out Notes, the “First Lien Last Out Notes”) of the Parent Borrower, RSC or any other Grantor pursuant to an indenture governing such notes (each, an “Additional First Lien Last Out Notes Indenture” and, together with the Initial First Lien Last Out Notes Indenture, the “First Lien Last Out Notes Indentures”), which obligations under such indenture shall constitute First Lien Last Out Obligations hereunder and be secured by the First Lien Last Out Collateral on a junior and subordinate in all respects to the Liens securing the Senior Collateral, and the holders thereof shall constitute First Lien Last Out Notes Holders and First Lien Last Out Creditors hereunder.
          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. Definitions.
          1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
          “Additional First Lien Last Out Notes” has the meaning set forth in the recitals hereof.

          “Additional First Lien Last Out Notes Indenture” has the meaning set forth in the recitals hereof.
          “Administrative Agent” means each of the U.S. Administrative Agent and the Canadian Administrative Agent.
          “Agreement” means this First Lien Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
          “Borrowers” has the meaning set forth in the recitals hereof.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
          “Canadian Administrative Agent” has the meaning set forth in the recitals hereof.
          “Canadian Senior Exclusive Collateral” has the meaning provided in Section 8.19(a) hereof.
          “Cap Amount” means, at any time, the greatest of (x) $1,400,000,000, (y) the Borrowing Base (as defined in the Initial First Lien Last Out Note Indenture as in effect on the date hereof) and (z) the aggregate amount permitted under each First Lien Last Out Notes Indenture to be incurred as Senior Obligations.
          “Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both Senior Collateral and First Lien Last Out Collateral.
          “Collateral Agent” means, as the context requires, collectively, the Senior Collateral Agents and the First Lien Last Out Collateral Agent.
          “Comparable First Lien Last Out Security Document” means, in relation to any Collateral subject to any Lien created under any Senior Security Document, that First Lien Last Out Security Document which creates a Lien on the same Collateral, granted by the same Grantor.
          “Control Accounts” has the meaning provided in Section 5.5(a)(ii) hereof.
          “Creditors” means, collectively, the Senior Creditors and the First Lien Last Out Creditors.
          “DBNY” has the meaning set forth in the preamble hereof.

          “Discharge of Senior Credit Agreement Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Senior Loan Documents, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Senior Loan Documents, (b) payment in full in cash of all other Senior Obligations (other than Hedging Obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to each Senior Collateral Agent) of all letters of credit issued by any Senior Creditor and (d) termination of all other commitments of the Senior Creditors under the Senior Loan Documents.
          “Discharge of Senior Obligations” means, except to the extent otherwise provided in Section 5.6 hereof, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Senior Loan Documents, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Senior Loan Documents, (b) payment in full in cash of all other Senior Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to each Senior Collateral Agent) of all letters of credit and Hedging Agreements issued or entered into, as the case may be, by any Senior Creditor and (d) termination of all other commitments of the Senior Creditors under the Senior Loan Documents.
          “Disposition” has the meaning provided in Section 5.1(a)(ii) of this Agreement.
          “Domestic Subsidiary” means each Subsidiary of the Parent Borrower organized under the laws of the United States, any State or territory thereof or the District of Columbia.
          “Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principals in the United States of America in effect from time to time to be capitalized on a balance sheet of the lessee.
          “First Lien Last Out Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any First Lien Last Out Obligations.
          “First Lien Last Out Collateral Agent” has the meaning set forth in the preamble hereof.
          “First Lien Last Out Creditors” means, at any relevant time, the holders of First Lien Last Out Obligations at such time, including without limitation the First Lien Last Out

Noteholders, the First Lien Last Out Collateral Agent, any First Lien Last Out Notes Trustee and any other holders of, or obligees in respect of, any First Lien Last Out Obligations outstanding at such time under any First Lien Last Out Note Indenture.
          “First Lien Last Out Note Indentures” has the meaning set forth in the recitals hereof.
          “First Lien Last Out Noteholders” means the “Holders” under, and as defined in, each First Lien Last Out Note Indenture.
          “First Lien Last Out Notes” has the meaning set forth in the recitals hereof.
          “First Lien Last Out Note Documents” shall mean each First Lien Last Out Note Indenture, the First Lien Last Out Notes, the First Lien Last Out Security Documents and each other document or agreement relating to the issuance of the First Lien Last Out Notes, as the same may be amended, supplemented, waived, modified, replaced and/or Refinanced from time to time in accordance with the terms thereof and subsection 8.13 of the Senior Credit Agreement.
          “First Lien Last Out Notes Trustee” has the meaning set forth in the recitals hereof.
          “First Lien Last Out Obligations” means all Obligations outstanding under each First Lien Last Out Note Indenture and the other First Lien Last Out Note Documents. “First Lien Last Out Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Last Out Note Documents whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First Lien Last Out Collateral Agent, any First Lien Last Out Notes Trustee and the other First Lien Last Out Creditors after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and (c) all obligations and liabilities of each Grantor under each First Lien Last Out Note Documents to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.
          “First Lien Last Out Security Documents” means the Security Documents (as defined in the Initial First Lien Last Out Note Indenture) and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First Lien Last Out Obligations (including under any Additional First Lien Last Out Note Indenture) or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified, replaced and/or Refinanced from time to time in accordance with the terms hereof and thereof; provided that the term “First Lien Last Out Security Documents” shall not include the Canadian Security Documents (as defined in the Senior Credit Agreement).

          “General Intercreditor Agreement” means the Intercreditor Agreement, dated as of November 27, 2006, as amended by the First Amendment thereto dated as of the date hereof (as further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), among Holdings, the Parent Borrower, RSC, each grantor party thereto from time to time, DBNY, as U.S. first-lien collateral agent and DBNY, as second-lien collateral agent.
          “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Grantors” means each Borrower (other than RSC Canada or any other Borrower that is incorporated or organized in Canada or a province thereof) and each of the U.S. Subsidiary Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a Senior Security Document or a First Lien Last Out Security Document.
          “Hedging Agreements” means and includes each Interest Rate Protection Agreement and each Other Hedging Agreement.
          “Hedging Creditor” means (i) each Senior Lender or any affiliate thereof (even if the respective Senior Lender subsequently ceases to be a Senior Lender under the Senior Credit Agreement for any reason) party to a Hedging Agreement with any Grantor and (ii) the respective successors and assigns of each such Senior Lender, affiliate or other financial institution referred to in clause (i) above.
          “Hedging Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Hedging Agreement, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding) of each Grantor owing to the Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with each Hedging Agreement (including all such obligations and indebtedness under any guarantee to which each Grantor is a party) and (ii) the due performance and compliance by each Grantor with the terms, conditions and agreements of each Hedging Agreement.
          “Holdings” has the meaning set forth in the recitals hereof.
          “Holdings Senior Exclusive Collateral” has the meaning provided in Section 8.19(b) hereof.
          “Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Senior Credit Agreement or any First Lien Last Out Note Indenture.

          “Initial First Lien Last Out Notes” has the meaning set forth in the recitals hereof.
          “Initial First Lien Last Out Notes Trustee” has the meaning set forth in the recitals hereof.
          “Initial First Lien Last Out Notes Indenture” has the meaning set forth in the recitals hereof.
          “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
          “Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
          “Letters of Credit” means “Letters of Credit” under, and as defined in, the Senior Credit Agreement.
          “Lien” means any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).
          “Loans” means “Loans” under, and as defined in, the Senior Credit Agreement.
          “Obligations” means any and all obligations (including guaranty obligations) with respect to the payment and performance of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness (including, without limitation, the retaking, holding, selling or otherwise disposing of or realizing on the Collateral), (c) any obligation to post cash collateral in respect of letters of credit or any other obligations, and (d) all performance obligations under the documentation governing any indebtedness.
          “Other Hedging Agreement” means any foreign exchange contract, currency swap agreement, commodity agreement or other similar arrangement designed to protect against fluctuations in currency values or commodity prices.

          “Parent Borrower” has the meaning set forth in the preamble hereof.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Pledged Collateral” means Collateral in the possession of the Senior Collateral Agent (or its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code.
          “Priority Lien” has the meaning provided in Section 5.1(c) hereof.
          “Recovery” has the meaning set forth in Section 6.5 hereof.
          “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Remedial Action” has the meaning provided in Section 5.1(a)(i) hereof.
          “Required Senior Creditors” means (i) at all times prior to the occurrence of the Discharge of Senior Credit Agreement Obligations, the Senior Required Lenders (or, to the extent required by the Senior Credit Agreement, each of the Senior Lenders), and (ii) at all times after the occurrence of the Discharge of Senior Credit Agreement Obligations, the holders of at least the majority of the then outstanding Hedging Obligations (determined by the Senior Collateral Agent in such reasonable manner as is acceptable to it).
          “Requisite Creditors” has the meaning provided in Section 5.3(a) hereof.
          “RSC” has the meaning set forth in the preamble hereof.
          “RSC Canada” has the meaning set forth in the recitals hereof.
          “Security Documents” means, collectively, the Senior Security Documents and the First Lien Last Out Security Documents.
          “Senior Collateral” means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Senior Obligations.
          “Senior Collateral Agent” has the meaning set forth in the preamble hereof.
          “Senior Credit Agreement” has the meaning set forth in the recitals hereof.
          “Senior Creditors” means, at any relevant time, the holders of Senior Obligations at such time, including, without limitation, the Senior Lenders, the Hedging Creditors, each Senior Collateral Agent, each Administrative Agent and the other agents and arrangers under the Senior Credit Agreement.

          “Senior Documents” means and includes the Senior Loan Documents and the Hedging Agreements entered into with one or more Hedging Creditors.
          “Senior Exclusive Collateral” has the meaning provided in Section 8.19(b) hereof.
          “Senior Lenders” means the “Lenders” under, and as defined in, the Senior Credit Agreement; provided that the term “Senior Lender” shall in any event include each letter of credit issuer and each swingline lender under the Senior Credit Agreement.
          “Senior Loan Documents” means the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Senior Obligation and any other document or instrument executed or delivered at any time in connection with any Senior Obligation (including any intercreditor or joinder agreement among holders of Senior Obligations but excluding Hedging Agreements), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time.
          “Senior Obligations” means (i) all Obligations outstanding under the Senior Credit Agreement and the other Senior Loan Documents, and (ii) all Hedging Obligations. “Senior Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Senior Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Senior Collateral Agent, the U.S. Administrative Agent and the other Senior Creditors after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and (c) all obligations and liabilities of each Grantor under each Senior Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due. The Senior Obligations shall not include (x) principal of Loans or stated amounts of Letters of Credit in excess of the Cap Amount as in effect at the time incurred or (y) any amount in clauses (a) through (c) of the preceding sentence incurred in connection with the enforcement of the excess amounts referred to in preceding clause (x) (excluding, in either case, any such excess amounts representing the capitalization of interest or fees or resulting from fluctuations in currency values, which excess amounts shall be Senior Obligations).
          “Senior Required Lenders” means the “Required Lenders” under, and as defined in, the Senior Credit Agreement.
          “Senior Security Documents” means the Security Documents (as defined in the Senior Credit Agreement) and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Senior Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified, replaced and/or Refinanced from time to time.
          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than such stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes.
          “Subsidiary Guarantors” means each Domestic Subsidiary of the Parent Borrower which enters into a guaranty of any Senior Obligations or First Lien Last Out Obligations.
          “Titled Goods” means, collectively, all of each Grantor’s motor vehicles, tractors, trailers and other Equipment (as defined in the UCC) evidenced by a certificate of title or ownership, in each case whether now owned or existing or hereafter acquired.
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “U.S. Administrative Agent” has the meaning set forth in the recitals hereof.
          1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (e) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (f) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to sections or clauses of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

          SECTION 2. Priority of Liens.
          2.1 Subordination; Etc. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the First Lien Last Out Obligations granted on the Collateral or of any Liens securing the Senior Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the First Lien Last Out Note Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the Senior Obligations and/or First Lien Last Out Obligations), the First Lien Last Out Collateral Agent, on behalf of itself and the other First Lien Last Out Creditors, and each other First Lien Last Out Creditor (by its acceptance of the benefits of the First Lien Last Out Note Documents) hereby agrees that: (a) any Lien on the Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Collateral Agent or any Senior Creditors or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the First Lien Last Out Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the First Lien Last Out Collateral Agent, any First Lien Last Out Creditors or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Obligations. All Liens on the Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any First Lien Last Out Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Parent Borrower, any other Grantor or any other Person. The parties hereto acknowledge and agree that it is their intent that the Senior Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the First Lien Last Out Obligations (and the security therefor).
          2.2 Prohibition on Contesting Liens. Each of the First Lien Last Out Collateral Agent, for itself and on behalf of each First Lien Last Out Creditor, and Senior Collateral Agent, for itself and on behalf of each Senior Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any Obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the Senior Obligations or (iii) the relative rights and duties of the holders of the Senior Obligations and the First Lien Last Out Obligations granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Collateral Agent or any Senior Creditor to enforce this Agreement, including the priority of the Liens securing the Senior Obligations as provided in Section 3.1 hereof.
          2.3 No New Liens. So long as the Discharge of Senior Obligations has not occurred, the parties hereto agree that the Parent Borrower shall not, and shall not permit any other Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any First Lien Last Out Obligation unless it has also granted a Lien on such asset or property to secure the Senior Obligations and has taken all actions to perfect such Liens. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Collateral Agent and/or the other Senior Creditors, the First Lien Last Out Collateral Agent, on behalf of itself and the other First Lien Last Out Creditors, and each other First Lien Last Out Creditor (by its acceptance of the benefits of the First Lien Last Out Note Documents), agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2 hereof.
          2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Last Out Collateral not be more expansive than the Senior Collateral. In furtherance of the foregoing and of Section 8.9 hereof, the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors agree, subject to the other provisions of this Agreement, upon request by either Senior Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Last Out Collateral and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the First Lien Last Out Note Documents.
          SECTION 3. Enforcement.
          3.1 Exercise of Remedies. (a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent Borrower or any other Grantor: (i) the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the First Lien Last Out Collateral Agent or any First Lien Last Out Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding), and will not contest, protest or object to any foreclosure proceeding or action brought by either Senior Collateral Agent or any other Senior Creditor or any other exercise by either Senior Collateral Agent or any other Senior Creditor, of any rights and remedies relating to the Collateral under the Senior Loan Documents or otherwise, or object to the forbearance by the either Senior Collateral Agent or the other Senior Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and (ii) the Senior Collateral Agents shall have the exclusive right, and the Required Senior Creditors shall have the exclusive right to instruct the Senior Collateral Agents, to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor, all as though the First Lien Last Out Obligations did not exist; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Parent Borrower or any other Grantor, the First Lien Last Out Collateral Agent may file a claim or statement of interest with respect to the First Lien Last Out Obligations, (B) the First Lien Last Out Collateral Agent may take any action (not adverse to the prior Liens on the Collateral securing the Senior Obligations, or the rights of the Senior Collateral Agents or the other Senior Creditors to exercise remedies in respect thereof) in order to preserve or protect their Lien on the Collateral in accordance with the terms of this Agreement, (C) the First Lien Last Out Creditors shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the First Lien Last Out Creditors, including any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (D) the First Lien Last Out Creditors may file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement and (E) the First Lien Last Out Creditors may vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement with respect to the First Lien Last Out Obligations and the Collateral. In exercising rights and remedies with respect to the Collateral, the Senior Collateral Agents and the other Senior Creditors may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
          (b) The First Lien Last Out Collateral Agent, on behalf of itself and the First Lien Last Out Creditors, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Discharge of Senior Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, the sole right of the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors with respect to the Collateral is to hold a Lien on the Collateral pursuant to the First Lien Last Out Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Obligations has occurred in accordance with the terms of the First Lien Last Out Note Documents and applicable law.
          (c) The First Lien Last Out Collateral Agent, for itself and on behalf of the First Lien Last Out Creditors, and each other First Lien Last Out Creditor (by its acceptance of the benefits of the First Lien Last Out Note Documents), (i) agrees that the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the Senior Loan Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Security Document or subordinate the priority of the Senior Obligations to the First Lien Last Out Obligations or grant the Liens securing the First Lien Last Out Obligations equal ranking to the Liens securing the Senior Obligations and (ii) hereby waives any and all rights it or the First Lien Last Out Creditors may have as a First Lien Last Out Creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which any Senior Collateral Agent or the other Senior Creditors seek to enforce or collect the Senior Obligations or the Liens granted in any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Collateral Agent or Senior Creditors is adverse to the interest of the First Lien Last Out Creditors.
          (d) The First Lien Last Out Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the First Lien Last Out Security Documents or any other First Lien Last Out Note Documents shall be deemed to restrict in any way the rights and remedies of any Senior Collateral Agent or the other Senior Creditors with respect to the Collateral as set forth in this Agreement and the Senior Loan Documents.
          (e) Notwithstanding anything to the contrary in preceding clauses (a) through (d) of this Section 3.1, at any time while a payment default exists with respect to the First Lien Last Out Obligations following the final maturity of the First Lien Last Out Obligations or the acceleration by the relevant First Lien Last Out Creditors of the maturity of all then outstanding First Lien Last Out Obligations, and in either case so long as 180 days have elapsed after notice thereof (and requesting that enforcement action be taken with respect to the Collateral) has been received by the Senior Collateral Agent and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded), the First Lien Last Out Collateral Agent, for itself and on behalf of the First Lien Last Out Creditors, and the other First Lien Last Out Creditors may, but only if the Senior Collateral Agent or the Senior Creditors are not pursuing enforcement preceding with respect to the Collateral in a commercially reasonable manner (with any determination of which Collateral to proceed against, and in what order, to be made by the Senior Collateral Agent or such Senior Creditors in their reasonable judgment), enforce the Liens on Collateral granted pursuant to the First Lien Last Out Security Documents, provided that (x) any Collateral or any proceeds of Collateral received by the First Lien Last Out Collateral Agent or such other First Lien Last Out Creditor, as the case may be, in connection with the enforcement of such Lien shall be applied in accordance with Section 4 hereof and (y) the Senior Collateral Agent or any other Senior Creditors may at any time take over such enforcement proceedings, provided that the Senior Collateral Agent or such Senior Creditors, as the case may be, pursues enforcement proceedings with respect to the Collateral in a commercially reasonably manner, with any determination of which Collateral to proceed against, and in what order, to be made by the Senior Collateral Agent or such Senior Creditors in their reasonable judgment, and provided further that the First Lien Last Out Collateral Agent or First Lien Last Out Creditors, as the case may be, shall only be able to recoup (from amounts realized by the Senior Collateral Agent or any Senior Creditors) in any enforcement proceeding with respect to the Collateral (whether initiated by the Senior Collateral Agent or Senior Creditors or taken over by them as contemplated above) any expenses incurred by them in accordance with the priorities set forth in Section 4 hereof.
          SECTION 4. Payments.
          4.1 Application of Proceeds. So long as the Discharge of Senior Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder, together with all other proceeds received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the Senior Collateral Agent to the Senior Obligations in such order as specified in the relevant Senior Security Document. Upon the Discharge of Senior Obligations, the Senior Collateral Agent shall deliver to the First Lien Last Out Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the First Lien Last Out Collateral Agent to the First Lien Last Out Obligations in such order as specified in the First Lien Last Out Security Documents.
          4.2 Payments Over. Until such time as the Discharge of Senior Obligations has occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 hereof) (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditors in connection with the exercise of any right or remedy (including set-off) relating to the Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Senior Collateral Agent for the benefit of the Senior Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Collateral Agent is hereby authorized to make any such endorsements as agent for the First Lien Last Out Collateral Agent or any such other First Lien Last Out Creditors. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
          SECTION 5. Other Agreements.
          5.1 Releases.
          (a) If, in connection with:
               (i) the exercise of the Senior Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral (any of the foregoing, a “Remedial Action”);
               (ii) any sale, lease, exchange, transfer or other disposition (any of the foregoing, a “Disposition”) of any Collateral permitted under the terms of the Senior Loan Documents (whether or not an “event of default” thereunder or under any First Lien Last Out Note Documents has occurred and is continuing); or
               (iii) any agreement (not contravening the Senior Loan Documents) between the Senior Collateral Agent and the Parent Borrower or any other Grantor (x) to release the Senior Collateral Agent’s Lien on any portion of the Collateral (other than in connection with, or in anticipation of, a Discharge of Senior Credit Agreement Obligations or a Discharge of Senior Obligations) or (y) to release any Grantor from its obligations under its guaranty of the Senior Obligations (other than in connection with, or in anticipation of, a Discharge of Senior Credit Agreement Obligations or a Discharge of Senior Obligations);

there occurs the release by the Senior Collateral Agent, acting on its own or at the direction of the Required Senior Creditors, of any of its Liens on any part of the Collateral, or of any Grantor from its obligations under its guaranty of the Senior Obligations, then the Liens, if any, of the First Lien Last Out Collateral Agent, for itself and for the benefit of the First Lien Last Out Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the First Lien Last Out Obligations, shall be automatically, unconditionally and simultaneously released, and the First Lien Last Out Collateral Agent, for itself or on behalf of any such First Lien Last Out Creditors, promptly shall execute and deliver to the Senior Collateral Agent or such Grantor such termination statements, releases and other documents as Senior Collateral Agent or such Grantor may request to effectively confirm such release; provided however that if an “event of default” then exists under the First Lien Last Out Note Indenture and the Discharge of Senior Obligations occurs concurrently with any such release, the First Lien Last Out Collateral Agent (on behalf of the First Lien Last Out Creditors) shall be entitled to receive the residual cash or cash equivalents (if any) remaining after giving effect to such release and the Discharge of Senior Obligations.
          (b) Until the Discharge of Senior Obligations occurs, the First Lien Last Out Collateral Agent, for itself and on behalf of the First Lien Last Out Creditors, hereby irrevocably constitutes and appoints the Senior Collateral Agent and any officer or agent of the Senior Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the First Lien Last Out Collateral Agent or such other First Lien Last Out Creditor or in the Senior Collateral Agent’s own name, from time to time in the Senior Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.
          (c) If, prior to the Discharge of Senior Obligations, a subordination of the Senior Collateral Agent’s Lien on any Collateral is permitted (or in good faith believed by the Senior Collateral Agent to be permitted) under the Senior Credit Agreement to another Lien permitted under the Senior Credit Agreement (a “Priority Lien”), then the Senior Collateral Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the First Lien Last Out Collateral Agent, for itself and on behalf of the First Lien Last Out Creditors, shall promptly execute and deliver to such Senior Collateral Agent or the relevant Grantor an identical subordination agreement subordinating the Liens of the First Lien Last Out Collateral Agent for the benefit of the First Lien Last Out Creditors to such Priority Lien.
          (d) Unless the Lien of the First Lien Last Out Collateral Agent on such Collateral shall has been or concurrently is released, after the occurrence of the Discharge of Senior Obligations, the Senior Collateral Agent and the Grantors shall at the request of the First Lien Last Out Collateral Agent have each control agreement assigned to the First Lien Last Out Collateral Agent or otherwise have control of all Control Accounts to be transferred to the First Lien Last Out Collateral Agent, in each case, to the extent that the First Lien Last Out Security Documents would entitle the First Lien Last Out Collateral Agent to have control over Control Accounts.

          (e) For purposes of this Section 5.01, as security for the payment and performance in full of all the First Lien Last Out Obligations each Grantor hereby grants to the Senior Collateral Agent for the benefit of the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors a Lien on and security interest in all of the right, title and interest of such Grantor, in and to and under the Control Accounts and the cash, funds, checks, notes, “securities entitlements” (as such terms are defined in the UCC), instruments and other assets from time to time on deposit in any Control Account, wherever located and whether now existing or hereafter arising or acquired from time to time.
          5.2 Insurance. Unless and until the Discharge of Senior Obligations has occurred, the Senior Collateral Agent (acting at the direction of the Required Senior Creditors) shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Senior Obligations has occurred, and subject to the rights of the Grantors under the Senior Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the Senior Collateral Agent for the benefit of the Senior Creditors pursuant to the terms of the Senior Loan Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit and Hedging Agreements) and, after the Discharge of Senior Obligations has occurred, to the First Lien Last Out Collateral Agent for the benefit of the First Lien Last Out Creditors to the extent required under the First Lien Last Out Security Documents and then, to the extent no First Lien Last Out Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditors shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the Senior Collateral Agent in accordance with the terms of Section 4.2 of this Agreement.
          5.3 Amendments to Senior Loan Documents and First Lien Last Out Note Documents.
          (a) The Senior Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the Senior Credit Agreement may be Refinanced, in each case, without notice to, or the consent of, the First Lien Last Out Collateral Agent or the other First Lien Last Out Creditors, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that no such amendment, supplement, modification or Refinancing of the Senior Credit Agreement shall, without the consent of the First Lien Last Out Collateral Agent increase the maximum aggregate principal of Loans and stated amount of Letters of Credit thereunder to an amount in excess of the Cap Amount; provided, further, that the Senior Collateral Agent shall not enter into any amendment, change, waiver, modification or variance of the General Intercreditor Agreement that materially and adversely affects the rights and benefits of the First Lien Last Out Creditors (and not all Creditors in a like or similar manner) without the prior written consent of the of the trustee for the First Lien Last Out Notes unless such amendment is of the type described in Section 8.3 of the General Intercreditor Agreement. For the purpose of this Agreement, the term “Requisite Creditors” of the First Lien Last Out Creditors shall mean, with respect to the First Lien Last Out Obligations, the First Lien Last Out Notes Trustee (acting at the direction of First Lien Last Out Noteholders holding at least a majority of the then outstanding aggregate principal amount of First Lien Last Out Notes).
          (b) Without the prior written consent of the Senior Collateral Agent (acting at the direction of the Required Senior Creditors), no First Lien Last Out Note Documents may be amended, supplemented or otherwise modified to the extent such amendment, supplement or modification, taken as a whole, would be materially adverse to the interests of the Senior Lenders. Each of the Parent Borrower and each other Subsidiary Guarantor agrees that each First Lien Last Out Security Document shall include the following language (or language to similar effect approved by the Senior Collateral Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the First Lien Last Out Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the First Lien Last Out Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of July 1, 2009 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among RSC Holdings III, LLC, Rental Equipment Services, Inc., each other Grantor party thereto from time to time, Deutsche Bank AG, New York Branch (“DBNY”), as Senior Collateral Agent, and DBNY, as First Lien Last Out Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
In addition, each of the Parent Borrower and each other Grantor agrees that each First Lien Last Out Security Document covering any Collateral shall contain such other language as the Senior Collateral Agent may reasonably request to reflect the subordination of such First Lien Last Out Security Document to the Senior Security Document covering such Collateral.
          (c) In the event the Senior Collateral Agent or the other Senior Creditors and the relevant Grantor(s) enter into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of the Senior Collateral Agent, the other Senior Creditors, the Parent Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the First Lien Last Out Note Indenture and the Comparable First Lien Last Out Security Document without the consent of the First Lien Last Out Collateral Agent or the other First Lien Last Out Creditors and without any action by the First Lien Last Out Collateral Agent, the Parent Borrower or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the First Lien Last Out Security Documents, except to the extent that a release of such Lien is permitted by Section 5.1 of this Agreement, (ii) imposing additional duties on the First Lien Last Out Collateral Agent without its consent, or (iii) permitting other liens on the

Collateral not permitted under the terms of the First Lien Last Out Note Documents or Section 6 hereof and (B) notice of such amendment, waiver or consent shall have been given to the First Lien Last Out Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).
          5.4 Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement, the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors may exercise rights and remedies as unsecured creditors against the Parent Borrower or any other Grantor that has guaranteed the First Lien Last Out Obligations in accordance with the terms of the First Lien Last Out Note Documents and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditors of the required payments of interest and principal on the First Lien Last Out Obligations so long as such receipt is not the direct or indirect result of the exercise by the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the First Lien Last Out Obligations are so subordinated to such Senior Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Senior Collateral Agents or the other Senior Creditors may have with respect to the Senior Collateral.
          5.5 Bailee for Perfection.
          (a) (i) The Senior Collateral Agent agrees to acquire and acknowledges it holds the Pledged Collateral or other Collateral in its possession or control (or in the possession or control of its agents or bailees) on behalf of itself and the First Lien Last Out Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted under the Senior Loan Documents and the First Lien Last Out Note Documents, subject to the terms and conditions of this Section 5.5.
          (ii) The First Lien Last Out Collateral Agent on behalf of the First Lien Last Out Creditors hereby appoints the Senior Collateral Agent and the Senior Collateral Agent agrees to act as collateral agent on behalf of the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors (x) under each control agreement relating to any deposit accounts or securities accounts subject to a control agreement in favor of the Senior Collateral Agent (the “Control Accounts”) solely for the purpose of perfecting the security interest of the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors in such Control Accounts granted under the First Lien Last Out Security Documents, subject to the terms and conditions of this Section 5.5 and (y) solely for purposes of perfecting (and/or acting as representative of the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors in order to perfect) the security interest of the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors in Titled Goods granted under the First Lien Last Out Security Documents. The Senior Collateral Agent, the First Lien Last Out Collateral Agent and the Grantors each agree that each notation on a certificate of title with respect to any Titled

Goods naming the Senior Collateral Agent as a secured party or a lien holder (whether made before or after the date hereof) shall be intended and construed to perfect the security interest of the Senior Collateral Agent (for the benefit of the Senior Creditors) in such Titled Goods and the security interest of the First Lien Last Out Collateral Agent (for the benefit of the First Lien Last Out Creditors) in such Titled Goods.
          (b) Until the Discharge of Senior Obligations has occurred, the Senior Collateral Agent shall be entitled to deal with the Pledged Collateral and the Control Accounts (and all deposits therein) in accordance with the terms of the Senior Loan Documents as if the Liens of the First Lien Last Out Collateral Agent under the First Lien Last Out Security Documents did not exist. The rights of the First Lien Last Out Collateral Agent shall at all times be subject to the terms of this Agreement and to the Senior Collateral Agent’s rights under the Senior Loan Documents.
          (c) The Senior Collateral Agent shall have no obligation whatsoever to the Senior Creditors and the First Lien Last Out Collateral Agent or any First Lien Last Out Creditor to assure that any of the Pledged Collateral, the Control Accounts or any deposits therein are genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Senior Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5.
          (d) The Senior Collateral Agent acting pursuant to this Section 5.5 shall not have by reason of the Senior Security Documents, the First Lien Last Out Security Documents, this Agreement or any other document a fiduciary relationship in respect of the Senior Creditors, the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor.
          (e) Upon the Discharge of Senior Obligations:
               (i) the Senior Collateral Agent shall deliver the remaining Pledged Collateral (if any) (or proceeds thereof) together with any necessary endorsements, first, to the First Lien Last Out Collateral Agent, if any First Lien Last Out Obligations remain outstanding, and second, to the Parent Borrower or the relevant Grantor if no Senior Obligations or First Lien Last Out Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral), or to such other Person who may be entitled to such Pledged Collateral (as determined by the Senior Collateral Agent). The Senior Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person’s obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct; and
               (ii) Unless the Lien of the First Lien Last Out Collateral Agent on such Collateral shall has been or concurrently is released, after the occurrence of the Discharge of Senior Obligations, (x) the Senior Collateral Agent and the Grantors shall at the request of the First Lien Last Out Collateral Agent have each control agreement assigned to the First Lien Last Out Collateral Agent or otherwise have control of all Control Accounts transferred to the First Lien Last Out Collateral Agent, in each case, to the extent that the First Lien Last Out Security Documents would entitle the First Lien Last Out Collateral Agent to have control over Control

Accounts, and (y)(I) in the event the Senior Collateral Agent and the First Lien Last Out Collateral Agent are not the same entity, at the cost and expense of the Grantors all certificates of title with respect to Titled Goods naming Senior Collateral Agent as a secured party shall be re-submitted in order to remove the Senior Collateral Agent and to name the First Lien Last Out Collateral Agent as a secured party (it being understood that the Senior Collateral Agent shall continue to hold the security interest granted pursuant to this paragraph until such certificates of title are so amended) and (II) in the event the Senior Collateral Agent and the First Lien Last Out Collateral Agent are the same entity, the Senior Collateral Agent’s interest in all entries on the certificates of title shall be automatically deemed assigned to the First Lien Last Out Collateral Agent.
          (f) For purposes of this Section 5.5, as security for the payment and performance in full of all the First Lien Last Out Obligations each Grantor hereby grants to the Senior Collateral Agent for the benefit of the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors a Lien on and security interest in all of the right, title and interest of such Grantor, in and to and under (i) such Control Accounts and the cash, funds, checks, notes, “securities entitlements” (as such terms are defined in the UCC), instruments and other assets from time to time on deposit in any such Control Account, and (ii) all such Titled Goods, in each case, wherever located and whether now existing or hereafter arising or acquired from time to time, to the extent any such property and assets is subject to a security interest under the First Lien Last Out Security Documents.
          5.6 When Discharge of Senior Obligations Deemed to Not Have Occurred. If at any time after the Discharge of Senior Obligations has occurred, the Parent Borrower or any other Grantor immediately thereafter enters into any Refinancing of any Senior Loan Document evidencing a Senior Obligation which Refinancing is permitted hereby, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing Senior Loan Document shall automatically be treated as Senior Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the collateral agent under such Senior Loan Documents shall be the Senior Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Parent Borrower or any other Grantor has entered into a new Senior Loan Document (which notice shall include the identity of the new agent, such agent, the “New Agent”), the First Lien Last Out Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent Borrower or any other Grantor or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.
          SECTION 6. Insolvency or Liquidation Proceedings.
          6.1 Finance and Sale Issues.(a) If the Parent Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Collateral Agent (acting at the direction of the Required Senior Creditors) shall desire to permit the use of Cash Collateral (as defined in Section 363(a) of the Bankruptcy Code) on which the Senior Collateral Agent or any other creditor of the Parent Borrower or any other Grantor has a Lien or to permit the Parent Borrower or any other Grantor to obtain financing (including on a priming basis), whether from the Senior Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then the First Lien Last Out Collateral Agent, on behalf of itself and the First Lien Last Out Creditors, and each other First Lien Last Out Creditor (by its acceptance of the benefits of the First Lien Last Out Note Documents), agrees that it will not oppose or raise any objection to or contest, or join with or support any third party opposing, objecting to or contesting (and each First Lien Last Out Creditor hereby shall be deemed to have consented to), such use of Cash Collateral or Post-Petition Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the Senior Collateral Agent or to the extent permitted by Section 6.3 hereof) and, to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with such Post-Petition Financing, its Liens on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the First Lien Last Out Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the Senior Obligations as if such Post-Petition Financing had not occurred.
          (b) The First Lien Last Out Collateral Agent, on behalf of itself and the other First Lien Last Out Creditors, and each other First Lien Last Out Creditor (by its acceptance of the benefits of the First Lien Last Out Note Documents), agrees that it will raise no objection to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Senior Creditors have consented to such sale or disposition of such assets.
          6.2 Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, the First Lien Last Out Collateral Agent, on behalf of itself and the other First Lien Last Out Creditors, and each other First Lien Last Out Creditor (by its acceptance of the benefits of the First Lien Last Out Note Documents), agrees that none of them shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Senior Collateral Agent.
          6.3 Adequate Protection. The First Lien Last Out Collateral Agent, on behalf of itself and the other First Lien Last Out Creditors, and each other First Lien Last Out Creditor (by its acceptance of the benefits of the First Lien Last Out Note Documents), agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the Senior Collateral Agent or the other Senior Creditors for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by the Senior Collateral Agent or the other Senior Creditors to any motion, relief, action or proceeding based on the Senior Collateral Agent or the other Senior Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code with respect to the Collateral, except to the extent that, in the sole discretion of the Senior Creditors, the receipt by the First Lien Last Out Creditors of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the

Senior Creditors otherwise would be entitled to receive (it being understood that, in any event, (A) no adequate protection shall be requested or accepted by the First Lien Last Out Creditors or by the First Lien Last Out Collateral Agent on their behalf unless the Senior Creditors are satisfied in their sole discretion with the adequate protection afforded to the Senior Creditors, and (B) any such adequate protection is in the form of a replacement Lien on the Grantors’ assets, such Lien will be subordinated to the Liens securing the Senior Obligations (including any replacement Liens granted in respect of the Senior Obligations) and any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the First Lien Last Out Obligations are so subordinated to the Senior Obligations under this Agreement.
          6.4 No Waiver; Voting Rights. Nothing contained herein shall prohibit or in any way limit the Senior Collateral Agent or any Senior Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor, including the seeking by the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor of adequate protection or the assertion by the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditors of any of its rights and remedies under the First Lien Last Out Note Documents or otherwise. In any Insolvency or Liquidation Proceeding, neither the First Lien Last Out Collateral Agent nor any other First Lien Last Out Creditor shall (i) oppose, object to, or vote against any plan of reorganization or disclosure statement, or join with or support any third party in doing so, to the extent the terms of such plan or disclosure statement comply with the following clause (ii) and are otherwise consistent with the rights of the Senior Creditors under this Agreement or (ii) support or vote for any plan of reorganization or disclosure statement of any Grantor unless (x) such plan provides for the payment in full in cash of all Senior Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y) such plan provides on account of the Senior Obligations for the retention by the Senior Collateral Agent, for the benefit of the Senior Creditors, of the Liens on the Collateral securing the Senior Obligations, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, the First Lien Last Out Collateral Agent are only on assets or property securing the Senior Obligations and shall have the same relative priority with respect to the Collateral or other assets or property, respectively, as provided in this Agreement with respect to the Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other property of any kind or nature, on account of the Senior Obligations or the First Lien Last Out Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the First Lien Last Out Obligations shall be delivered to the Senior Collateral Agent and distributed in accordance with the priorities provided in Section 4.1 hereof, it being understood that, in the event that any plan is proposed by any debtor, creditor, or other party in interest in any such Insolvency or Liquidation Proceeding that is inconsistent with or purports to alter the provisions of this Agreement (including the provisions of Section 4.1 hereof and the priority of application of the proceeds of Collateral set forth therein), the Senior Collateral Agent shall be deemed to have been granted, as of the date hereof, an irrevocable power of attorney to vote the claims of the First Lien Last Out Creditors against any such plan, with such appointment being coupled with an interest, and the Senior Collateral Agent shall be deemed the “holder” of such claims within the meaning of Section 1126(a) of the Bankruptcy Code. Except as provided in this

Section 6, the First Lien Last Out Creditors shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.
          6.5 Preference Issues. If any Senior Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Parent Borrower or any other Grantor any amount (a “Recovery”), then the Senior Obligations shall be reinstated to the extent of such Recovery and the Senior Creditors shall be entitled to a reinstatement of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the First Lien Last Out Collateral Agent or any First Lien Last Out Creditor on account of the First Lien Last Out Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the Senior Collateral Agent for the benefit of the Senior Creditors, for application to the reinstated Senior Obligations. This Section 6.5 shall survive termination of this Agreement.
          6.6 Post-Petition Interest.
          (a) Neither the First Lien Last Out Collateral Agent nor any other First Lien Last Out Creditor shall oppose or seek to challenge any claim by the Senior Collateral Agent or any Senior Creditor for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the Senior Creditors, and is intended to provide the Senior Creditors with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Parent Borrower or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.
          (b) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the Senior Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the First Lien Last Out Obligations (and the security therefor).
          6.7 Waiver. The First Lien Last Out Collateral Agent, for itself and on behalf of the other First Lien Last Out Creditors, waives any claim it may hereafter have against any Senior Creditor arising out of the election by any Senior Creditor of the application to the claims of any Senior Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

          6.8 Limitations. So long as the Discharge of Senior Obligations has not occurred, without the express written consent of the Senior Collateral Agent, none of the First Lien Last Out Creditors shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) make an election for application to its claims of Section 1111(b)(2) of the Bankruptcy Code, (ii) oppose, object to or contest the determination of the extent of any Liens held by any of the Senior Creditors or the value of any claims of Senior Creditors under Section 506(a) of the Bankruptcy Code or (iii) oppose, object to or contest the payment to the Senior Creditors of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.
          SECTION 7. Reliance; Waivers; Etc.
          7.1 Reliance. Other than any reliance on the terms of this Agreement, the Senior Collateral Agent, on behalf of itself and the Senior Creditors under the Senior Loan Documents, acknowledges that it and the other Senior Creditors have, independently and without reliance on the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Senior Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any Senior Document and this Agreement. The First Lien Last Out Collateral Agent, on behalf of itself and the other First Lien Last Out Creditors, acknowledges that it and the First Lien Last Out Creditors have, independently and without reliance on the Senior Collateral Agent or any other Senior Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the First Lien Last Out Note Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Last Out Note Documents and this Agreement.
          7.2 No Warranties or Liability. The Senior Collateral Agent, on behalf of itself and the Senior Creditors under the Senior Documents, acknowledges and agrees that each of the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Last Out Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Last Out Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Last Out Note Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First Lien Last Out Collateral Agent, on behalf of itself and the First Lien Last Out Creditors, acknowledges and agrees that each of the Senior Collateral Agent and the other Senior Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Senior Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective Senior Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors shall have no duty to the Senior Collateral Agent or any of the other Senior Creditors, and the Senior Collateral Agent and the other Senior

Creditors shall have no duty to the First Lien Last Out Collateral Agent or any of the other First Lien Last Out Creditors, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Parent Borrower or any other Grantor (including under the Senior Documents and the First Lien Last Out Note Documents), regardless of any knowledge thereof which they may have or be charged with.
          7.3 No Waiver of Lien Priorities.
          (a) No right of the Senior Creditors, the Senior Collateral Agent or any of them to enforce any provision of this Agreement or any Senior Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Parent Borrower or any other Grantor or by any act or failure to act by any Senior Creditor or the Senior Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Documents or any of the First Lien Last Out Note Documents, regardless of any knowledge thereof which the Senior Collateral Agent or the other Senior Creditors, or any of them, may have or be otherwise charged with.
          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Parent Borrower, RSC Canada and the other Grantors under the Senior Documents), the Senior Creditors, the Senior Collateral Agent and any of them may, at any time and from time to time in accordance with the Senior Documents and/or applicable law, without the consent of, or notice to, the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor, without incurring any liabilities to the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the First Lien Last Out Collateral Agent or any First Lien Last Out Creditors is affected, impaired or extinguished thereby) do any one or more of the following:
          (i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
          (ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Obligations or any Lien on any Senior Collateral or guaranty thereof or any liability of the Parent Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Senior Collateral Agents or any of the Senior Creditors, the Senior Obligations or any of the Senior Documents;

          (iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Collateral or any liability of the Parent Borrower or any other Grantor to the Senior Creditors or the Senior Collateral Agent, or any liability incurred directly or indirectly in respect thereof;
          (iv) settle or compromise any Senior Obligation or any other liability of the Parent Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Obligations) in any manner or order;
          (v) exercise or delay in or refrain from exercising any right or remedy against the Parent Borrower or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Parent Borrower, any other Grantor or any Senior Collateral and any security and any guarantor or any liability of the Parent Borrower or any other Grantor to the Senior Creditors or any liability incurred directly or indirectly in respect thereof; and
          (vi) release or discharge any Senior Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto.
          (c) The First Lien Last Out Collateral Agent, on behalf of itself and the other First Lien Last Out Creditors, and each other First Lien Last Out Creditor (by its acceptance of the benefits of the First Lien Last Out Note Documents), agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
          7.4 Waiver of Liability; Indemnity.
          (a) The First Lien Last Out Collateral Agent, on behalf of itself and the other First Lien Last Out Creditors, also agrees that the Senior Creditors and the Senior Collateral Agent shall have no liability to the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditors, and the First Lien Last Out Collateral Agent, on behalf of itself and the First Lien Last Out Creditors, hereby waives any claim against any Senior Creditor or the Senior Collateral Agent, arising out of any and all actions which the Senior Creditors or the Senior Collateral Agent may take or permit or omit to take with respect to: (i) the Senior Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the Senior Collateral), (ii) the collection of the Senior Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Senior Collateral. The First Lien Last Out Collateral Agent, on behalf of itself and the other First Lien Last Out Creditors, agrees that the Senior Creditors and the Senior Collateral Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the Senior Collateral, the

Senior Obligations or otherwise. Neither the Senior Collateral Agent nor any other Senior Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Grantor or upon the request of the First Lien Last Out Collateral Agent, any other holder of First Lien Last Out Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each First Lien Last Out Creditor by accepting the benefits of the First Lien Last Out Security Documents agrees that neither the Senior Collateral Agent nor any other Senior Creditor (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether Senior Obligations or First Lien Last Out Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.
          (b) With respect to its share of the Obligations, Deutsche Bank AG, New York Branch (“Bank”) shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Creditor, all as if Bank were not the Senior Collateral Agent or the First Lien Last Out Collateral Agent. The term “Creditors” or any similar term shall, unless the context clearly otherwise indicates, include Bank in its individual capacity as a Creditor. Bank and its affiliates may lend money to, and generally engage in any kind of business with, the Grantors or any of their Affiliates as if Bank were not acting as the Senior Collateral Agent or, to the extent applicable, the First Lien Last Out Collateral Agent and without any duty to account therefor to any other Creditor.
          (c) The Senior Collateral Agent and any co agents, sub agents and attorneys in fact appointed by the Senior Collateral Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Senior Loan Documents, or for exercising any rights and remedies thereunder at the direction of the of the Required Secured Creditors, shall be entitled to the benefits of all provisions of Section 10 of the Senior Credit Agreement and the equivalent provision of any other Senior Loan Document (as though such co agents, sub agents and attorneys in fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto.
          7.5 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Collateral Agent and the other Senior Creditors and the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any Senior Document or any First Lien Last Out Note Documents;

          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or First Lien Last Out Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any First Lien Last Out Note Documents;
          (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or First Lien Last Out Obligations or any guarantee thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent Borrower or any other Grantor; or
          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Parent Borrower or any other Grantor in respect of the Senior Obligations, or of the First Lien Last Out Collateral Agent or any First Lien Last Out Creditor in respect of this Agreement.
          SECTION 8. Miscellaneous.
          8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Documents, the General Intercreditor Agreement or the First Lien Last Out Note Documents, the provisions of this Agreement shall govern and control.
          8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Senior Creditors may continue, at any time and without notice to the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor, to extend credit and other financial accommodations and lend monies to or for the benefit of the Parent Borrower or any other Grantor constituting Senior Obligations in reliance hereon. The First Lien Last Out Collateral Agent, on behalf of itself and the other First Lien Last Out Creditors, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Parent Borrower or any other Grantor shall include the Parent Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Parent Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the First Lien

Last Out Collateral Agent, the other First Lien Last Out Creditors and the First Lien Last Out Obligations, upon the later of (1) the date upon which the obligations under each First Lien Last Out Note Indenture have terminated if there are no other First Lien Last Out Obligations outstanding on such date and (2) if there are other First Lien Last Out Obligations outstanding on such date, the date upon which such First Lien Last Out Obligations terminate and (ii) with respect to the Senior Collateral Agent, the other Senior Creditors and the Senior Obligations, the date of the Discharge of Senior Obligations, subject to the rights of the Senior Creditors under Section 6.5.
          8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the First Lien Last Out Collateral Agent or the Senior Collateral Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that (x) the Senior Collateral Agent (at the direction of the Required Senior Creditors) may, without the written consent of any other Creditor, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the Senior Credit Agreement or any Refinancing or extension thereof) and adding new creditors as “Senior Creditors” and “Creditors” hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the Senior Credit Agreement or any First Lien Last Out Note Indenture and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement. Without limitation of the provisions contained in the first sentence of this Section 8.3, with the written consent of each party hereto, this Agreement may be amended or modified in connection with one or more Grantors issuing Additional First Lien Last Out Notes and/or entering into an Additional First Lien Last Out Indenture to provide that a financial institution not then constituting a First Lien Last Out Collateral Agent shall constitute a First Lien Last Out Collateral Agent for the purposes of this Agreement or providing for additional “First Lien Last Out Collateral Agents” for purposes of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly affected.
          8.4 Information Concerning Financial Condition of the Parent Borrower and its Subsidiaries. The Senior Collateral Agent and the Senior Creditors, on the one hand, and the First Lien Last Out Collateral Agent and the other First Lien Last Out Creditors, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Parent Borrower and its Subsidiaries and all endorsers and/or guarantors of the Senior Obligations or the First Lien Last Out Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the First Lien Last Out Obligations. The Senior Collateral Agent and the other Senior Creditors shall have no duty to advise the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Senior Collateral Agents or any of the other Senior Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First Lien Last Out Collateral Agent or any other First Lien Last Out Creditor, it or they shall be under no obligation (w) to make, and the Senior Collateral Agent and the other Senior Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.5 Subrogation. Subject to the Discharge of Senior Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the First Lien Last Out Creditors or First Lien Last Out Collateral Agent pay over to the Senior Collateral Agent or any of the other Senior Creditors under the terms of this Agreement, the First Lien Last Out Creditors and the First Lien Last Out Collateral Agent shall be subrogated to the rights of the Senior Collateral Agent and such other Senior Creditors; provided that, the First Lien Last Out Collateral Agent, on behalf of itself and the First Lien Last Out Creditors, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred. Each of the Parent Borrower and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the First Lien Last Out Collateral Agent or the other First Lien Last Out Creditors and paid over to the Senior Collateral Agent or the other Senior Creditors pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Obligations owed by the Parent Borrower or any other Grantor under the First Lien Last Out Note Documents.
          8.6 Application of Payments. All payments received by the Senior Collateral Agent or the other Senior Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Creditors, in their sole discretion, deem appropriate. The First Lien Last Out Collateral Agent, on behalf of itself and the First Lien Last Out Creditors, assents to any extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
          8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
               (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
               (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR

PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
               (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPLICABLE PARTY HERETO AT THE ADDRESS SET FORTH ACROSS SUCH PARTY’S SIGNATURE HERETO OR AT SUCH OTHER ADDRESS OF WHICH SUCH PARTY SHALL HAVE BEEN NOTIFIED IN ACCORDANCE WITH SECTION 8.8 HEREOF PURSUANT;
               (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
               (v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY CONSEQUENTIAL OR PUNITIVE DAMAGES.
          (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
          8.8 Notices. All notices to the First Lien Last Out Creditors and the Senior Creditors permitted or required under this Agreement may be sent to the First Lien Last Out Collateral Agent and the Senior Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by courier service or U.S. mail or sent by means of telecopy and shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received. For the purposes hereof, the addresses of the parties hereto shall be as set across each party’s signature hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          8.9 Further Assurances. Each of the Senior Collateral Agent, on behalf of itself and the Senior Creditors under the Senior Documents, the First Lien Last Out Collateral Agent, on behalf of itself and the First Lien Last Out Creditors, the Parent Borrower and each Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Senior Collateral Agent or the First Lien Last Out Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. Each First Lien Last Out Creditor, by its acceptance of the benefits of the First Lien Last Out Note Documents, agrees to be bound by the agreements herein made by it and the First Lien Last Out Collateral Agent, on its behalf.
          8.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Collateral Agent, the other Senior Creditors, the First Lien Last Out Collateral Agent, the other First Lien Last Out Creditors and their respective successors and assigns.
          8.12 Specific Performance. Each of the Senior Collateral Agent and the First Lien Last Out Collateral Agent may demand specific performance of this Agreement. Each of the Senior Collateral Agent, on behalf of itself and the Senior Creditors under the Senior Documents, and the First Lien Last Out Collateral Agent, on behalf of itself and the other First Lien Last Out Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Collateral Agent or the First Lien Last Out Collateral Agent, as the case may be.
          8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
          8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy (or other electronic transmission, i.e. “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
          8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each First Lien Last Out Creditor, by its acceptance of the benefits of the First Lien Last Out Note Documents, agrees to be bound by the agreements made herein.
          8.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Senior Creditors and the First Lien Last Out Creditors. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between each of the Grantors and the Senior Collateral Agent and the Senior Creditors, on the one hand, and each of the Grantors and the First Lien Last Out Collateral Agent and the First Lien Last Out Creditors, on the other hand, the obligations of each Grantor to pay principal, interest, fees and other amounts as provided in the Senior Documents and the First Lien Last Out Note Documents, respectively.
          8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Creditors on the one hand and the First Lien Last Out Creditors on the other hand. None of the Parent Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Parent Borrower or any other Grantor, which are absolute and unconditional, to pay the Senior Obligations and the First Lien Last Out Obligations as and when the same shall become due and payable in accordance with their terms.
          8.18 Grantors; Additional Grantors. It is understood and agreed that the Parent Borrower and each other Grantor on the date of this Agreement shall constitute the original Grantors hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Parent Borrower which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing delivering a counterpart hereof to the Senior Collateral Agent or by executing and delivering an assumption agreement in form and substance reasonably satisfactory to the Senior Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.
          8.19 Exclusive Collateral. For avoidance of doubt, it is understood and agreed that:
          (a) RSC Canada, the other the Canadian Borrowers (as defined in the Senior Credit Agreement) and various Canadian Subsidiaries that guarantee (or may in the future guarantee) Senior Obligations incurred by RSC Canada and such other Canadian Borrowers and Canadian Subsidiaries have granted (or in the future shall grant) security interests in certain of their property securing only their Senior Obligations (the “Canadian Senior Exclusive Collateral”), and that as of the date of this Agreement, no such security interests have been provided by RSC Canada, any other Canadian Borrowers or any other such Canadian Subsidiaries to secure any First Lien Last Out Obligations. It is understood and agreed by all parties hereto that this Agreement (other than Sections 2.2, 2.3 and provisions dealing with Senior Exclusive Collateral) does not apply to any security interests granted by RSC Canada, the other Canadian Borrowers or any other Canadian Subsidiary to secure such Senior Obligations, and that any assets or property pledged by RSC Canada, the other Canadian Borrowers or any other Canadian Subsidiary to secure (or which are subject to a Lien to secure) any Senior Obligations shall not be subject to the terms or provisions of this Agreement (and shall not require that parallel security interests be granted in support of the First Lien Last Out Obligations); and
          (b) Holdings has granted security interests in certain of its property securing its Senior Obligations (the “Holdings Senior Exclusive Collateral” and, together with Canadian

Senior Exclusive Collateral, collectively “Senior Exclusive Collateral”), and that as of the date of this Agreement, no such security interests have been provided by Holdings to secure any First Lien Last Out Obligations. It is understood and agreed by all parties hereto that this Agreement (other than Sections 2.2, 2.3 and provisions dealing with Senior Exclusive Collateral) does not apply to any security interests granted by Holdings to secure such Senior Obligations, and that any assets or property pledged by Holdings to secure (or which are subject to a Lien to secure) any Senior Obligations shall not be subject to the terms or provisions of this Agreement (and shall not require that parallel security interests be granted in support of the First Lien Last Out Obligations).
          8.20 Additional First Lien Last Out Obligations.
          (a) The Parent Borrower, RSC and the other Grantors may, from time to time, designate additional Indebtedness as “Additional First Lien Last Out Notes” for purposes of this Agreement and enter into Additional First Lien Last Out Note Indentures for the purposes of issuing such Additional First Lien Last Out Notes; provided that (i) the Indebtedness arising from such Additional First Lien Last Out Notes and such Additional First Lien Last Out Indentures and all Liens securing such Indebtedness shall be permitted under the Senior Credit Agreement (for this purpose without inclusion of any First Lien Last Out Note Document that may otherwise be included within the meaning of the Senior Credit Agreement in accordance with the terms of such definition), (ii) at least five (5) Business Days prior to the issuance of such Additional First Lien Last Out Notes, the Parent Borrower shall have delivered to the Senior Collateral Agent and the First Lien Last Out Collateral Agent complete and correct copies of any First Lien Last Out Note Documents that will govern such Additional First Lien Last Out Notes (which may be unexecuted copies to be executed and delivered concurrently with the effectiveness of such designation) and (iii) the terms and conditions of the Additional First Lien Last Out Notes and the Additional First Lien Last Out Note Indentures shall be reasonably satisfactory to the U.S. Administrative Agent (it being understood that the provisions of the Additional First Lien Last Out Notes and the Additional First Lien Last Out Note Indentures that are substantially similar to the corresponding provisions of the Initial First Lien Last Out Notes and the Initial First Lien Last Out Note Indentures, as the case may be, shall be reasonably satisfactory to the U.S. Administrative Agent).
          (b) Subject to the requirements of (a) above, upon the issuance of such Additional First Lien Last Out Notes, such notes will constitute “First Lien Last Out Obligations” and the holders thereof “First Lien Last Out Creditors” and “First Lien Last Out Noteholders” for purposes of this Agreement.
          (c) Subject to the requirements of (a) above, in connection with any issuance of Additional First Lien Last Out Notes, each of the Senior Collateral Agent and First Lien Last Out Collateral Agent agrees to make or consent to any filings, as may be reasonably deemed by the Parent Borrower to be necessary or reasonably desirable for any Lien on any Collateral to secure such Additional First Lien Last Out Notes to become a valid and perfected Lien.
          8.21 Certain Matters Relating to the General Intercreditor Agreement.

          (a) The Senior Collateral Agent and the First Lien Last Out Collateral Agent acknowledge that DBNY is acting as collateral agent for all the First-Lien Creditors (as defined in the General Intercreditor Agreement), including the First Lien Last Out Noteholders and the other First Lien Last Out Creditors. In furtherance thereof, the First Lien Last Out Collateral Agent hereby appoints DBNY (together with its successors and assigns in the capacity of U.S. First-Lien Collateral Agent (as defined in the General Intercreditor Agreement)) to act as a collateral agent on behalf of the First Lien Last Out Creditors in the capacity of U.S. First-Lien Collateral Agent under the General Intercreditor Agreement, and DBNY (for itself and its successors and assigns in the capacity of U.S. First-Lien Collateral Agent) agrees to act in such capacity under the General Intercreditor Agreement. The U.S. First-Lien Collateral Agent agrees that, without consent of the First Lien Last Out Collateral Agent, the U.S. First-Lien Collateral Agent will not agree to any amendment to the General Intercreditor Agreement that would materially and adversely affect the rights of the First Lien Last Out Creditors as First-Lien Creditors, other than any such amendment that does not affect the First Lien Last Out Creditors differently from other First-Lien Creditors (as conclusively determined in good faith by the U.S. First-Lien Collateral Agent) or that is permitted by the terms of this Agreement or any First Lien Last Out Note Indenture. It is understood that any amendment to the General Intercreditor Agreement made pursuant to the proviso in Section 8.3 of the General Intercreditor Agreement, or action by the U.S. First-Lien Collateral Agent in connection therewith shall not be deemed to materially and adversely affect the rights of the First Lien Last Out Creditors as First-Lien Creditors.
          (b) In the event that the U.S. First-Lien Collateral Agent receives any notice under the General Intercreditor Agreement (including any notice delivered pursuant to Section 3.1(e) of the General Intercreditor Agreement) or intends to deliver any notice under the General Intercreditor Agreement, it shall promptly deliver a copy of such notice to the First Lien Last Out Collateral Agent; provided that any failure to give such notice shall not affect the rights of the U.S. First-Lien Collateral Agent under this Agreement or the General Intercreditor Agreement or otherwise affect the provisions of this Agreement of the General Intercreditor Agreement.
          (c) Upon the Discharge of Senior Obligations, DBNY (or other U.S. First-Lien Collateral Agent) shall (i) continue to act as U.S. First Lien Collateral Agent for the then existing First-Lien Creditors, including the First Lien Last Out Creditors, or (ii) assign its rights and duties as U.S. First-Lien Collateral Agent to the then First Lien Last Out Collateral Agent. Each of the First Lien Last Out Collateral Agent and the Grantors agree that, in the event that the U.S. First-Lien Collateral Agent continues to act as U.S. First Lien Collateral Agent as provided in the preceding sentence, the U.S. First-Lien Collateral Agent shall continue to benefit from the provisions of Section 10 of the Senior Credit Agreement and the corresponding provisions of the other Senior Documents, notwithstanding the Discharge of Senior Obligations.
* * *

          IN WITNESS WHEREOF, the parties hereto have executed this First Lien Intercreditor Agreement as of the date first written above.

Senior Collateral Agent

Notice Address:	DEUTSCHE BANK AG, NEW YORK
BRANCH,
60 Wall Street	in its capacity as Senior
New York, New York 10005	Collateral Agent
Telephone: (212) 250-6150
Telecopier: (212) 797-4655
Attention: Marguerite Sutton	By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

	By:	/s/ Erin Morrissey

Name: Erin Morrissey
Title: Vice President
First Lien Intercreditor Agreement

First Lien Last Out Collateral Agent

Notice Address:	DEUTSCHE BANK AG, NEW YORK BRANCH,
60 Wall Street	in its capacity as First Lien Last Out
New York, New York 10005	Collateral Agent
Telephone: (212) 250-7727
Telecopier: (732) 578-4636	By:	/s/ Enrique Landaeta
Attention: Project Finance Team		Name: Enrique Landaeta
Title: Vice President

	By:	/s/ Erin Morrissey

Name: Erin Morrissey
Title: Vice President
First Lien Intercreditor Agreement

Notice Address:	RSC HOLDINGS III, LLC By: RSC Holdings II, LLC its manager and sole member

RSC Holdings III, LLC	By:	/s/ Kevin Groman
c/o RSC Equipment Rental, Inc.		Title: Senior Vice President, General Counsel
6929 East Greenway Parkway		and Corporate Secretary
Scottsdale, Arizona 85254
Telephone: (480) 905-3402
Telecopier: (480) 222-7777
Attention: Kevin Loughlin, Vice President and Treasurer

Notice Address:	RSC EQUIPMENT RENTAL, INC.

RSC Equipment Rental, Inc.	By:	/s/ Kevin Groman

6929 East Greenway Parkway		Title: Senior Vice President, General Counsel
Scottsdale, Arizona 85254		and Corporate Secretary
Telephone: (480) 905-3402
Telecopier: (480) 222-7777
Attention: Kevin Loughlin, Vice President and Treasurer
First Lien Intercreditor Agreement